# CLARK WILSON LLP

BC's Law Firm for Business

James M. Halley Q.C., 2
R. Stuart Wells
William A. Ruskin, 1
Bernard Pinsky, 4
William D. Holder
David W. Kington
R. Brock Johnston
Darren T. Donnelly
Ross D. Tunnicliffe
James A. Speakman
Brock H. Smith
D. Lawrence Munn, 8
Bonnie S. Elster
Jonathan L.S. Hodes, 1, 5
L.K. Larry Yen, 10
Tony Fogarassy
Amy A. Mortimore
Brent C. Clark
Sean D. Vanderfluit
Andrea M. East
Lisa D. Hobman
Dianne D. Rideout
Kari Richardson
Sarah W. Jones
David W. Buchanan, Q.C.
M. Douglas Howard
Patrick A. Williams
Roy A. Nieuwenburg
Nigel P. Kent, 1
Diane M. Bell
Neil P. Melliship
Mark S. Weintraub
Kevin J. MacDonald
Kerstin R. Tapping
Nicole M. Byres
R. Glen Boswall
Virgil Z. Hlus, 4
William L. Macdonald, 8
Peter M. Tolensky
Allyson L. Baker, 3
Veronica P. Franco
Jane Glanville
Richard T. Weiland
Cam McTavish
Valerie S. Dixon
Tasha L. Coulter
Vikram Dhir, 1
Michal Jaworski
Derek J. Mullan, Q.C.
W.W. Lyall D. Knott, Q.C.
Alexander Petrenko
William C. Helgason
Douglas W. Lahay
Anne L.B. Kober
Kenneth K.C. Ing, 11, 13
Neo J. Tuytel
Don C. Sihota
Ethan P. Minsky, 6, 7, 9
John C. Fiddick
Hannelie G. Stockenstrom, 12
Samantha Ip
Aaron B. Singer
Thea L. Koshman, 1
Warren G. Brazier, 4
Krista Prockiw
Keri T. Grenier
Adam I. Zasada
Steve Veitch
Jonathan C. Lotz
David J. Fenrich
Adam M. Dlin
Shauna K. Towriss

Associate Counsel: Michael J. Roman

Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

| Canada | United States | International |
|---|---|---|
| 1 Alberta | 4 California | 11 Hong Kong |
| 2 Manitoba | 5 Colorado | 12 South Africa |
| 3 Ontario | 6 District of Columbia | 13 United Kingdom |
| | 7 Florida | |
| | 8 New York | |
| | 9 Virginia | |
| | 10 Washington | |

Our File No. 31649/0001 CW1066594.1

February 22, 2007

**BY FAX**

Gryphon Oil & Gas Inc.
6550 Raleigh Street
Vancouver, BC V5S 2W8

Dear Sirs:

Re: Gryphon Oil & Gas, Inc. - Registration Statement on Form SB-2 filed February 22, 2007

We have acted as counsel to Gryphon Oil & Gas Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") through which up to 2,450,000 shares of the Company's common stock (the "Registered Shares"), $0.001 par value, are being registered pursuant to the *Securities Act of 1933*, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on February 22, 2007.

In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a) Articles of Incorporation of the Company;

(b) Bylaws of the Company;

(c) Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d) The Registration Statement; and

(e) The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals,

which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are duly and validly authorized and issued, fully paid and non-assessable.

This opinion letter is opining upon and is limited to the current federal laws of the United States and the Nevada General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us therein.

Yours truly,

Clark Wilson LLP

cc: United States Securities and Exchange Commission